Consent of Independent Certified Public Accountants

     We have issued our report dated May 19, 2000 accompanying the financial statements of Insured Municipals Income Trust, 198th Insured Multi-Series as of March 31, 2000, and for the period then ended, contained in this Post-Effective Amendment No. 4 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP

Chicago, Illinois
July 25, 2000